Exhibit 10.2

Amendment to Employment Agreement

This Amendment to Employment Agreement (this “Amendment”), is made and entered into on March 5, 2023, by and among Lulu’s Fashion Lounge, LLC, a Delaware limited liability company (the “Company”), Lulu’s Fashion Lounge Holdings, Inc., a Delaware corporation and indirect parent of the Company (“Parent”) and Mark Vos (“Executive”). For purposes of this Agreement, the term “Company” shall include Parent and each of its subsidiaries, including the Company, unless the context clearly indicates otherwise.

WHEREAS, the Parties entered into that certain Employment Agreement (the “Agreement”) effective May 12, 2022, where Executive is employed by the Company as its Co-President and Chief Information Officer;

WHEREAS, effective March 6, 2023 (the “Effective Date”), the Company intends to employ Executive as its President and Chief Information Officer, and the Executive desires the same; and

WHEREAS, the Company and Executive desire to enter into this Amendment pursuant to Section 5.3 of the Employment Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein, the adequacy of all of which consideration is hereby acknowledged, the parties hereby agree to the following amendments:

1.            Section 1.1 Agreement and Term is modified as follows: Executive’s employment as the Company’s President and Chief Information Officer shall commence on the Effective Date and end at 11:59 p.m. on December 31, 2023 (the “Initial Term Expiration Date”), subject to earlier termination as provided in Section 3 of the Agreement; provided, that, commencing on the Initial Term Expiration Date, and on each anniversary thereafter (each, an “Extension Date”), the Term shall be automatically extended for an additional one-year period unless the Company or Executive has provided the other party hereto at least 60 days prior written notice before a particular Extension Date that the Term shall not be so extended on such Extension Date.

2.            Section 1.2(a) Position and Duties is modified as follows: During the Term, Executive shall serve as the President and Chief Information Officer of the Company and Parent and shall report directly to the Executive Chairman. In such position, Executive shall have such duties, responsibilities, and authorities as are customarily associated with such position for an officer with the same title at a similar company and shall perform such other duties, commensurate with Executive’s position, as requested by the Executive Chairman.

3.            Section 2.3 Employee Benefits; Vacation is modified as follows: During the Term of this Agreement, Executive shall be entitled to participate in the employee benefit plans and programs, including paid time off, made available to executives of the Company. The terms and conditions of Executive's participation in any employee benefit plan or program shall be subject to the terms and conditions of such plan or program, as may be amended or modified by the Company from time to time. Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or program in accordance with the terms thereof.

4.            Section 5.2 Notice. The recipient of the copies of the notice to Company is hereby modified to Akerman LLP, Attn. Jason S. Oletsky, 201 East Las Olas Boulevard, Suite 1800, Fort Lauderdale, FL 33301 and the email address of jason.oletsky@akerman.com.

5.            Except as specifically modified and amended herein, the Agreement is hereby ratified and affirmed in all respects and shall continue in full force and effect, and each Party further confirms and agrees that it is bound by the Agreement as amended by this Amendment.

6.            This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Amendment. Signatures sent by facsimile transmission or in PDF format shall be deemed to be originals for all purposes of this Amendment.

IN WITNESS WHEREOF, the Parties have duly executed this Amendment on the date last written below.

Company:	Executive:

By:	David McCreight	By:	Mark Vos

Signature:	/s/ David McCreight	Signature:	/s/ Mark Vos

Date:	3/5/2023	Date:	3/5/2023